Exhibit 10.33

Amendment to Service Agreement
THIS AMENDMENT TO SERVICE AGREEMENT (“the Amendment”) is made the 14th day of February 2018
BETWEEN:
(1) Convergys CMG UK Limited a company incorporated in England and Wales whose address is at Q13 Quorum Business Park, Benton Lane, Newcastle upon Tyne NE12 8BW (“the Company”); and
(2) Cormac Twomey (“the Executive”).
WHEREAS, the Executive is employed by the Company, a subsidiary of Convergys Corporation Inc., pursuant to a Service Agreement dated October 27, 2017, by and between the Executive and the Company (“the Agreement”).
WHEREAS, the Company and the Executive now desire to amend the Agreement as set forth in this Amendment.
IT IS AGREED as follows:

1	Amendment to Agreement

1.1	Section 20.2 of the Agreement shall be deleted and replaced by the following:
“20.2    Subject to clause 20.3, if the Executive’s employment terminates for Good Reason or the Company terminates the Executive's employment for a reason that is not a Cause reason, subject to the Executive complying with clause 20.4, the Company shall: (a) pay the Executive in monthly instalments in accordance with its normal payroll practices, over a twenty-four (24) month period, as compensation for the Executive’s loss of employment, an aggregate amount equal to the total of two times the Executive’s Base Salary in effect at the Termination Date; (b) shall pay to the Executive a two year target AIP (Annual Incentive Plan) Bonus which shall be an amount equal to two times the Executive’s target AIP for the year in which the Termination Date occurs; and (c) shall pay to the Executive a pro-rated AIP Bonus for the fiscal year during which the Termination Date occurs which shall be paid based on actual Convergys Corporation performance during the entire fiscal year and paid on a pro-rated basis for the months in the year which the employee worked prior to the Termination Date, paid in a single lump sum at the time such payments are made to other AIP participants under the terms of the AIP.”

1.2	Section 20.3 of the Agreement shall be deleted and replaced by the following:
“20.3    If, within 6 months prior to, or within 24 months after a Change in Control (as defined below) of the Company, the Executive’s Employment terminates for Good Reason or the Company terminates the Executive's employment for a reason that is not a Cause reason, clause 20.2 shall not apply and the Company shall, subject to the Executive’s compliance with clause 20.4: (a) pay to the Executive in equal monthly installments in accordance with its normal payroll practices, over a 24 month period, as compensation for the Executive’s loss of employment, an aggregate amount equal to 2 times the basic salary in effect at the Termination Date; (b) shall pay to the Executive two years target AIP (Annual Incentive Plan) Bonus which shall be an amount equal to two times the Executive’s target AIP for the year in which the Termination Date occurs; and (c) shall pay to the Executive a pro-rated AIP Bonus for the fiscal year during which the Termination Date occurs which shall equal the Executive’s target AIP for the year in which the Termination Date occurs pro-rated based on the number of days in the Company’s fiscal year through (and including) the Termination Date.”

2	No other changes
In all other respects, the Agreement, as amended hereby, shall continue in full force and effect.

3	Law and jurisdiction
This Amendment shall be governed by and construed in all respects in accordance with the laws of England and Wales and each of the parties hereto agrees to submit to the exclusive jurisdiction of the courts of England in determining matters hereunder.

IN WITNESS WHEREOF this document has been executed as a deed by the parties hereto the day and year first before written.

EXECUTED by the Company            )
acting by /s/ Jarrod B. Pontius            )
in the presence of /s/ Andrew A. Farwig        )

SIGNED, SEALED                    )
and DELIVERED by                     )
Cormac Twomey /s/ Cormac Twomey        )
in the presence of /s/ Christopher Edwards        )